News ONEOK to Participate in Truist Securities Utilities, Midstream and Alternative Energy Summit TULSA, Okla. – March 24, 2021 – ONEOK, Inc. (NYSE: OKE) will participate in virtual investor meetings at the Truist Securities Utilities, Midstream and Alternative Energy Summit on March 25, 2021. ONEOK’s latest investor materials are available at www.oneok.com. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. ### March 24, 2021 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1